United States Courts Southern District of Texas FILED
NC	MAY 13 2002
Michael N. Milby, Clerk

IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

IAN H. CAMPBELL, Individually And On	)	Civil Action No.
Behalf of All Others Similarly Situated,	)
	)	CLASS ACTION
Plaintiff,	)
)
vs.	)	H – 02 - 1760
)
SEITEL, INC., HERBERT M. PEARLMAN,	)
PAUL A. FRAME, DEBRA D. VALICE and	)
RUSSELL J. HOFFMAN,	)
)
Defendants.	)
	)	DEMAND FOR JURY TRIAL

CLASS ACTION COMPLAINT FOR VIOLATIONS OF THE
FEDERAL SECURITIES LAWS

NATURE OF THE ACTION

        1.   This is a securities fraud class action on behalf of purchasers of the securities of Seitel, Inc. (“Seitel” or the “Company”) between 7/13/00 and 4/1/02, inclusive (the “Class Period”), seeking to pursue remedies under the Securities Exchange Act of 1934 (the “Exchange Act”). Defendants are Seitel and certain of its officers and directors.

        2.   Seitel provides seismic data and related geophysical services to the petroleum industry. The Company also explores for, finds, develops, produces and sells natural gas and oil.

        3.   During the Class Period, defendants issued materially false and misleading statements about Seitel’s business, its financial results and its prospects causing its stock to trade at artificially inflated levels, including as high as $23.03 in 3/01. In fact, defendants’ reported financial results were materially misstated due to the Company’s inclusion in revenue of payments from parties with which Seitel was jointly acquiring data. Seitel was also reporting revenue for licenses sold to customers who had not yet even decided which data they wished to purchase from Seitel.

Defendants took advantage of this inflation in Seitel’s stock price, selling 565,480 shares of their Seitel stock for proceeds of $10.2 million.

        4.   Then on 4/1/02, Seitel announced the restatement of its financial statements for fiscal 2000 and the first three quarters of 2001. The restatement had the following effect on Seitel’s previously reported results:

Revenues	2000		Q1-Q301

As reported	$163.8	M	$140.8	M
As restated	$138.3	M	$98.1	M
Reduction	$25.5	M	$42.7	M

Net Income (loss)
As reported	$20.4	M	$2.8	M
As stated	($2.5	M)	($11.6	M)
Reduction	$22.9	M	$14.4	M

        5.   Seitel did not meet the financial covenants for its long-term debt under the restricted earnings and has had to obtain waivers from its lenders. Seitel’s stock now trades at less than $9 per share.

JURISDICTION AND VENUE

        6.   The claims asserted herein arise under and pursuant to §§10(b) and 20(a) of the Exchange Act [15 U.S.C. §§78j(b) and 78t(a)] and Rule 10b-5 promulgated thereunder by the Securities and Exchange Commission (“SEC”) [17 C.F.R. §240.10b-5].

        7.   This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. §§1331 and 1337 and §27 of the Exchange Act [15 U.S.C. §78aa].

        8.   Venue is proper in this District pursuant to §27 of the Exchange Act, and 28 U.S.C. §1391(b). Seitel maintains its principal place of business in this District and many of the acts and practices complained of herein occurred in substantial part in this District.

        9.   In connection with the acts alleged in this complaint, defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including, but not limited to, the mails, interstate telephone communications and the facilities of the national securities markets.

PARTIES

        10.   Plaintiff Ian H. Campbell purchased the securities of Seitel at artificially inflated prices during the Class Period as described in the attached certification and has been damaged thereby.

        11.   Defendant Seitel is headquartered at 50 Briar Hollow Lane, Houston, Texas. Seitel provides seismic data to the petroleum industry. Seitel’s stock trades in an efficient market on the New York Stock Exchange.

        12. (a)   Defendant Herbert M. Pearlman (“Pearlman”) was a director and Chairman of the Board of Directors (until his resignation on 1/30/02) of Seitel. During the Class Period, while in possession of undisclosed material adverse information about Seitel, Pearlman sold 332,700 shares of his Seitel stock for illegal insider trading proceeds of $6.4 million.

                     (b)   Defendant Paul A. Frame (“Frame”) was President and Chief Executive Officer of Seitel. On 1/30/02, Frame was also named Chairman of the Board, replacing Pearlman. During the Class Period, while in possession of undisclosed material adverse information about Seitel, Frame sold 157,280 shares of his Seitel stock for illegal insider trading proceeds of over $2.3 million.

                     (c)   Defendant Debra D. Valice (“Valice”) was the Chief Financial Officer of Seitel. During the Class Period, while in possession of undisclosed material adverse information about Seitel, Valice sold 25,500 shares of her Seitel stock for illegal insider trading proceeds of $584,500.

                     (d)   Russell J. Hoffman (“Hoffman”) was the Vice President of Corporate Communications and responsible for investor relations at Seitel. During the Class Period, while in possession of undisclosed material adverse information about Seitel, Hoffman sold 50,000 shares of his Seitel stock for illegal insider trading proceeds of $842,494.

        13.   The defendants referenced above in para. 12(a)-(d) are referred to herein as the “Individual Defendants.”

        14.   Because of the Individual Defendants’ positions with the Company, they had access to the adverse undisclosed information about its business, operations, products, operational trends,

financial statements, markets and present and future business prospects via access to internal corporate documents (including the Company’s operating plans, budgets and forecasts and reports of actual operations compared thereto), conversations and connections with other corporate officers and employees, attendance at management and Board of Directors meetings and committees thereof and via reports and other information provided to them in connection therewith.

        15.   It is appropriate to treat the Individual Defendants as a group for pleading purposes and to presume that the false, misleading and incomplete information conveyed in the Company’s public filings, press releases and other publications as alleged herein are the collective actions of the narrowly defined group of defendants identified above. Each of the above officers of Seitel, by virtue of their high-level positions with the Company, directly participated in the management of the Company, was directly involved in the day-to-day operations of the Company at the highest levels and was privy to confidential proprietary information concerning the Company and its business, operations, products, growth, financial statements, and financial condition, as alleged herein. Said defendants were involved in drafting, producing, reviewing and/or disseminating the false and misleading statements and information alleged herein, were aware, or recklessly disregarded, that the false and misleading statements were being issued regarding the Company, and approved or ratified these statements, in violation of the federal securities laws.

        16.   As officers and controlling persons of a publicly held company whose common stock was, and is, registered with the SEC pursuant to the Exchange Act, and was traded on the New York Stock Exchange (the “NYSE”), and governed by the provisions of the federal securities laws, the Individual Defendants each had a duty to disseminate promptly accurate and truthful information with respect to the Company’s financial condition and performance, growth, operations, financial statements, business, products, markets, management, earnings and present and future business prospects, and to correct any previously issued statements that had become materially misleading or untrue, so that the market price of the Company’s publicly traded securities would be based upon truthful and accurate information. The Individual Defendants’ misrepresentations and omissions during the Class Period violated these specific requirements and obligations.

        17.   The Individual Defendants participated in the drafting, preparation, and/or approval of the various public, shareholder and investor reports and other communications complained of herein and were aware of, or recklessly disregarded, the misstatements contained therein and omissions therefrom, and were aware of their materially false and misleading nature. Because of their Board membership and/or executive and managerial positions with Seitel, each of the Individual Defendants had access to the adverse undisclosed information about Seitel’s business prospects and financial condition and performance as particularized herein and knew (or recklessly disregarded) that these adverse facts rendered the positive representations made by or about Seitel and its business issued or adopted by the Company materially false and misleading.

        18.   The Individual Defendants, because of their positions of control and authority as officers and/or directors of the Company, were able to and did control the content of the various SEC filings, press releases and other public statements pertaining to the Company during the Class Period. Each Individual Defendant was provided with copies of the documents alleged herein to be misleading prior to or shortly after their issuance and/or had the ability and/or opportunity to prevent their issuance or cause them to be corrected. Accordingly, each of the Individual Defendants is responsible for the accuracy of the public reports and releases detailed herein and is therefore primarily liable for the representations contained therein.

        19.   Each of the defendants is liable as a participant in a fraudulent scheme and course of business that operated as a fraud or deceit on purchasers of Seitel common stock by disseminating materially false and misleading statements and/or concealing material adverse facts. The scheme: (i) deceived the investing public regarding Seitel’s business, operations, management and the intrinsic value of Seitel common stock; (ii) enabled Seitel to meet the financial covenants under its Senior Notes and Revolving Line of Credit and Seitel insiders sell more than $10.2 million worth of their personally held Seitel common stock to the unsuspecting public; and (iii) caused plaintiff and other members of the Class to purchase Seitel securities at artificially inflated prices. Frame and Valice were also especially motivated to engage in the misrepresentations as their annual bonuses were based on Seitel’s reported earnings. Frame was to get 3% of pre-tax income over $10 million and also 1% of sales in excess of $30 million. This was highly unusual, as most CEOs receive bonuses based on the ability to increase returns to shareholders.

        20.   During the Class Period, while in possession of material undisclosed adverse information, the Individual Defendants sold their individual shares of Seitel in the following amounts:

Name	Shares	Proceeds

Frame	157,280	$2,377,679
Hoffman	50,000	$842,494
Pearlman	332,700	$6,484,401
Valice	25,500	$584,500

	565,480	$10,289,073

PLAINTIFF’S CLASS ACTION ALLEGATIONS

        21.   Plaintiff brings this action as a class action pursuant to Federal Rule of Civil Procedure 23(a) and (b)(3) on behalf of a class consisting of all those who purchased or otherwise acquired the securities of Seitel during the Class Period and who were damaged thereby (the “Class”). Excluded from the Class are defendants, officers and directors of the Company at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which defendants have or had a controlling interest.

        22.   The members of the Class are so numerous that joinder of all members is impracticable. Throughout the Class Period, Seitel common shares were actively traded on the NYSE. While the exact number of Class members is unknown to plaintiff at this time and can only be ascertained through appropriate discovery, plaintiff believes that there are hundreds or thousands of members in the proposed Class. Record owners and other members of the Class may be identified from records maintained by Seitel or its transfer agent and may be notified of the pendency of this action by mail, using the form of notice similar to that customarily used in securities class actions.

        23.   Plaintiff’s claims are typical of the claims of the members of the Class as all members of the Class are similarly affected by defendants’ wrongful conduct in violation of federal law that is complained of herein.

        24.   Plaintiff will fairly and adequately protect the interests of the members of the Class and has retained counsel competent and experienced in class and securities litigation.

        25.   Common questions of law and fact exist as to all members of the Class and predominate over any questions solely affecting individual members of the Class. Among the questions of law and fact common to the Class are:

                     (a)   whether the federal securities laws were violated by defendants’ acts as alleged herein;

                     (b)   whether statements made by defendants to the investing public during the Class Period misrepresented material facts about the business, operations and management of Seitel; and

                     (c)   to what extent the members of the Class have sustained damages and the proper measure of damages.

        26.   A class action is superior to all other available methods for the fair and efficient adjudication of this controversy since joinder of all members is impracticable. Furthermore, as the damages suffered by individual Class members may be relatively small, the expense and burden of individual litigation make it impossible for members of the Class to individually redress the wrongs done to them. There will be no difficulty in the management of this action as a class action.

BACKGROUND

        27.   Seitel provides seismic data and geographical services to the petroleum industry. The Company also, through a subsidiary, explores, locates and develops oil and natural gas reserves.

        28.   Seitel was founded in 1982 and went public in 1985. Seitel’s revenues have grown from $1.6 million in 1982 to $136 million in 2001. Seismic data is used to find hydrocarbons which leads to the discovery of oil and gas. Seitel’s seismic data is primarily used to help customers determine where they should drill.

        29.   On 6/23/00, Seitel made “sweeping changes” to its executive compensation. The Company issued a release which stated:

    Mr. Pearlman’s contractual bonus has been reduced to 3.5% of pre-tax profits in exchange for 150,000 shares of restricted Seitel stock and four annual payments of $187,500, net of taxes, beginning January 1, 2001. Mr. Frame has reduced his contractual bonus to 3.0% of pre-tax profits in exchange for 100,000 shares of restricted Seitel stock and four annual payments of $125,000, net of taxes, beginning January 1, 2001. Mr. Lawi’s contractual bonus has been eliminated for 125,000 shares of restricted Seitel stock and $1.6 million, net of taxes, payable over four years. The withholding taxes on these payments will be 35%.

          Mr. Pearlman stated, “the sweeping changes to executive compensation and the board of directors were in response to shareholder comments. We believe today’s announcements combined with improving industry fundamentals will have a material positive impact on the future earnings of Seitel and shareholder value. Our commitment to that belief is illustrated by taking stock in exchange for reducing the incentive bonus contracts.”

          Mr. Frame stated, “our business model for growth demands that management deliver value to our shareholders by increasing revenue and profits. In addition, we believe management should have an equity interest in the decisions that form the company. We believe that restructuring executive compensation, coupled with an improved climate for geophysical and seismic services, will be reflected in our ability to once again deliver value to our shareholders.”

        30.   On 7/12/00, Seitel’s stock closed at $9.06.

FALSE AND MISLEADING STATEMENTS
DISSEMINATED DURING THE CLASS PERIOD

        31.   On 7/13/00, Seitel reported huge increases in seismic revenues in a release which stated:

    Seitel, Inc. announced today that second quarter 2000 seismic revenue is expected to exceed $33 million, an increase of approximately 48% over first quarter 2000 results. Strong second quarter revenue was driven by projected record library sales of $22 million, a 97% increase in seismic data library sales over first quarter 2000 results. Total revenue is expected to exceed $39 million including oil and gas operations. Based on higher than expected revenue, earnings from operations before the restructuring charge will exceed the current consensus estimates of $0.12 per share.

          Paul Frame, President and Chief Executive Officer stated, “a fundamental change has occurred in the seismic business over the past 45 days which has caused Seitel to experience rising demand for its seismic products and services. Rising commodity prices over the past 12 months have lead [sic] to increased levels of seismic capital expenditures. Our clients are working to replace and grow reserves while commodity prices remain strong. However, they are doing so in a ‘prospect short’ environment caused by the lack of seismic capital spending over the past 18 months. Library sales are expected to show continued strength as the oil and gas industry is forced to rely on previously shot seismic data to explore. Seismic data is the primary tool used to create drillable prospects.”

        32.   On 8/3/00, Seitel reported “better than expected” 2ndQ 00 results in a release which stated in part:

    Seitel, Inc. announced today that its 2000 second quarter income per share before the non-recurring charge increased 20% year over year to $0.24 per diluted share compared with $0.20 per diluted share in the same period last year. Second quarter 2000 results were lead [sic] by exceptionally strong seismic library sales that increased to $22.1 million versus $11.2 million in first quarter 2000 and exceeded the previous record quarter of $18.5 million in second quarter 1999. In addition, Seitel has started to commit capital to new multi-client data initiation shoots that should positively impact future results.

          Paul Frame, President and Chief Executive Officer, stated, “A fundamental change has occurred in the seismic business since mid June which has caused Seitel to experience rising demand for its seismic products and services. Rising commodity prices over the past 12 months have lead [sic] to increased levels of seismic capital expenditures. Our clients are working to replace and grow reserves while commodity prices remain strong. However, they are doing so in a ‘prospect short’ environment caused by the lack of seismic capital spending over the past 18 months. Library sales are expected to show continued strength as the oil and gas industry is forced to rely on previously shot seismic data to explore. Seismic data is the primary tool used to create drillable prospects.” Seitel, throughout the downturn, added to its seismic data library through data initiation (pre-funded, multi-client shoots) and through the acquisition of existing data libraries, which created the largest publicly marketed seismic data library company in North America. Mr. Frame added, “The strength in seismic library sales that began in mid-June has continued through July leading us to be encouraged about third quarter 2000 results.”

*   *   *

          Commenting on second quarter earnings, Mr. Frame said, “We have weathered the storm of the past twelve months and are well positioned both financially and strategically to benefit from current increases in seismic activity. The recent increase in inquiries for new data initiation combined with rising library sales has made us optimistic about revenue and earnings growth for remainder of the year.”

        33.   On 8/4/00, after these statements, Seitel’s stock increased to above $14 per share compared to just $9.06 prior to the Class Period on 7/12/00.

        34.   On 11/2/00, Seitel reported “better than expected” 3rdQ 00 results in a release which stated in part:

    Seitel, Inc. announced today that its 2000 third quarter income per share increased dramatically year over year to $0.30 per diluted share compared with $0.03 per diluted share in the same period last year. Total Seitel revenue equaled $44.8 million, the highest ever recorded in company history, versus $24.6 million in third quarter 1999, a gain of 82% year over year. Third quarter 2000 results were again led by exceptionally strong seismic revenue of $38.8 million, up 96% over 3Q99 and up 14% over 2Q00. Seismic library sales increased to $32.5 million versus $11.9 million in third quarter 1999, an almost three-fold increase year over year, and exceeded the previous record quarter of $22.1 million in second quarter 2000. Oil and gas revenue totaled $6.1 million, an increase of 26% over 3Q99, and flat with 2Q00 results despite selling approximately 30% of production in the previously announced asset sale on August 2, 2000. New production from the Central California project, combined with rising realized commodity prices, keyed the strength in oil and gas revenue.

          Paul Frame, President and Chief Executive Officer, stated, “The resurgence of oil and gas exploration has increased the demand for Seitel’s seismic data library and has had a positive impact on revenue and earnings per share. The strength that began in the second quarter continues to gain momentum as shown by third quarter results and indications for fourth quarter 2000. Seismic library sales are expected to show continued strength as the oil and gas industry is forced to rely on previously shot seismic data to explore. The vast distribution of our seismic data library in North America affords our oil industry clients immediate access to the seismic information required to develop drillable prospects.” Seitel, throughout the downturn, added to its seismic data library through data initiation (pre-funded, multi-client shoots) and through the acquisition of existing data libraries, which created the largest publicly marketed seismic data library company in North America. Mr. Frame added, “The strength of our third quarter results are particularly impressive given the fact that the data creation market domestically has been slow to recover. We are very excited about the near term potential for Seitel shareholders as the seismic business gains momentum, DDD Energy’s new business model is implemented and Seitel Solutions, our newly created web-based global data management systems company, develops into a contributor to revenue and earnings.”

        35.   On 2/15/01, Seitel announced it expected that 4thQ 00 revenues would exceed 4thQ 99 revenues by 57%.

        36.   On 3/5/01, Seitel reported “better than expected” 4thQ 00 results in a release which stated in part:

          Highlights

    Fourth quarter earnings before special items totaled $0.37 per diluted share, before recognition of IPO expenses relating to DDD Energy of $0.02 per diluted share.
    Fourth quarter 2000 reported earnings were $0.35 per diluted share after the one-time expense, versus the Wall Street consensus estimate of $0.34 per diluted share.
    Library resales totaled $34.3 million, the highest quarter in company history and third consecutive record quarter.
    Total revenue equaled $50.5 million in 4Q00 versus $32.1 million last year, an increase of 57%. Seismic revenue totaled $43.6 million up 65% from 4Q99 revenue of $26.4 million, while DDD Energy reported revenue of $6.9 million up from 4Q99 revenue of $5.7 million, an increase of 21%.

*   *   *

  Seitel, Inc. announced better than expected earnings today for fourth quarter 2000, driven by a third consecutive quarter of record library sales and higher operating margins. Fourth quarter 2000 net income totaled $8.8 million ($0.35 per diluted share based on 25.1 million shares outstanding) compared with net income of $2.9 million ($0.12 per diluted share based on 24.0 million shares outstanding) in fourth quarter 1999. Fourth quarter 2000 results included a non-recurring $0.02 per diluted share charge relating to expenses from the delayed Initial Public Offering (IPO) of DDD Energy.

          Fourth quarter 2000 revenue totaled $50.5 million, up 57% versus fourth quarter 1999 revenue of $32.1 million. Income before tax was $13.0 million, more than double the fourth quarter 1999 pre-tax income of $5.5 million. “The fundamental change that occurred in the seismic library business last June continues to gain momentum and positively impact our earnings and cash flow year-end, demand for new data creation was increasing and DDD Energy had one of its best quarters in recent years. We expect production volumes to increase in the first quarter. Seitel Solutions continues to move forward digitizing seismic data and creating its web-based product. In addition, we are currently bidding on several seismic databases that would be accretive to earnings. In summary, we are starting to hit on all cylinders,” stated Paul A. Frame, President and Chief Executive Officer.

        37.   In fact, Seitel’s results for 2000 were false and misleading and presented in violation of Generally Accepted Accounting Principles (“GAAP”) due to its improper reporting of revenues as described in para. 46-61.

        38.   On 5/2/01, Seitel reported “better than expected” 1 stQ 01 results in a release which stated in part:

  Seitel, Inc. announced better than expected earnings today for first quarter 2001, driven by strong library sales, higher data initiation revenue, increased oil and gas revenue and strong operating margin. First quarter 2001 net income totaled $7.5 million ($0.29 per diluted share based on 26.3 million shares outstanding) compared with net income of $2.5 million ($0.11 per diluted share based on 23.7 million shares outstanding) in first quarter 2000.

          First quarter 2001 revenue totaled $49.0 million, up 72% versus first quarter 2000 revenue of $28.4 million. Income before tax was $11.9 million, a three-fold increase over first quarter 2000 pre-tax income of $3.9 million. “The fundamental change that occurred in the seismic library business last June continues to gain momentum and positively impact our earnings and cash flow generation. The first quarter 2001 results also marked an increase in data initiation revenue to $11.5 million, a gain of 23% over the $9.3 million reported in fourth quarter 2000. In addition, operating margins in the first quarter were 30%, the third consecutive quarter at or above the 30% threshold. Seitel Solutions continues to move forward on its web-enabled global information management system (Seitel Solutions Data Control System – SSDCS) and we continue to opportunistically acquire seismic data libraries that should be accretive to earnings. In summary, the people, the business model, and the resources are in place to achieve our growth initiatives,” stated Paul A. Frame, President and Chief Executive Officer.

        39.   On 8/14/01, Seitel reported its 2ndQ 01 results in a release which stated in part:

      Revenues up: The company reported strong revenue growth in the second quarter and the first six months of 2001 as compared to 2000: 2Q01 revenue was $43.4 million, an 8% increase over $40.1 million in the second quarter last year, and a 35% increase for the six months from $68.5 million to $92.4 million. Seismic division revenue was up to $37.6 million, an increase of 11% from 2Q00 of $34.0 million. Seismic library resales totaled $27.1 million versus $22.1 million in second quarter of 2000, a gain of 23%, and are up 70% during the first six months to $56.4 million versus $33.3 million last year.
      First six months earnings before oil and gas impairment up 64%: In the first six months of 2001, net income, calculated before the impairment of $8.0 million in oil and gas property valuations due to lower commodity prices, was up 64% to $13.3 million, $0.51 per diluted share versus $0.34 per diluted share in 2000. Post-impairment 2001 second quarter and six months earnings were $0.03 and $0.32 per diluted share, respectively.
      Missed earnings guidance due to Canadian subsidiary: The company missed its earnings guidance for the second quarter by $0.08/share, reporting earnings before oil and gas impairment of $0.22/share, as compared to its projected $0.30/share. The company estimates the lower revenue from its Canadian subsidiary, Olympic Seismic, reduced earnings by $0.10 per share. Christopher Talbot, former President of Olympic Seismic, was terminated for cause. Kevin Callaghan, Senior Vice President at Seitel Data, Ltd., was appointed interim President of Olympic Seismic. Demand for seismic data remains strong in Canada and indeed in all of North America, and it is expected with the appointment of a new President, the shortfall experienced in the second quarter will be substantially recovered in the future

*   *   *

          Commenting on second quarter results, Mr. Frame stated, “The strong revenues and profitability of the company, notwithstanding these temporary difficulties, indicate that the prospects for future revenue and earnings growth are excellent. With the nation’s renewed focus on developing new and productive energy sources, demand for seismic data remains strong in Canada and indeed in all of North America. With the appointment of a new President at Olympic Seismic, we are confident that the shortfall experienced in the second quarter can be substantially recovered in the future.”

        40.   Subsequent to issuing its 2ndQ 01 results, Seitel management spoke to analysts and discussed the Company’s results and prospects. On 8/14/01, CIBC World Markets Corp. issued a report on Seitel based on these statements. The report stated in part: “Management reiterated its previous $1.65 guidance for 2002, and we still hold to our above guidance estimate of $1.76.”

        41.   On 11/14/01, Seitel reported its 3rdQ 01 results in a release which stated in part:

  Seitel, Inc. announced third quarter 2001 earnings, before non-cash oil and gas impairment, of $7.7 million ($0.31 per diluted share based on 25.0 million shares outstanding) compared with net income of $7.2 million ($0.30 per diluted share based on 24.4 million shares outstanding) in third quarter 2000. Seitel also announced that its third quarter revenue, earnings before impairment and EBITDA are up over last year. “The reported earnings represent a strong increase in sequential and year over year earnings results. Despite concerns in the energy patch due to commodity prices, demand for our seismic data continues to increase both in new data creation and in the library sales markets. Through the first nine months of fiscal 2001, library sales have increased 38% to $90.5 million versus $65.8 million last year. The cash generated through library sales, combined with the substantial use of data trades, has fueled the acquisition of additional libraries at attractive prices, taking advantage of market conditions. Fiscal 2001 has presented Seitel with tremendous opportunities to grow its library that should translate into accelerated growth in sales for the next several years,” stated Paul Frame, President and Chief Executive Officer.

          “Due to the current market environment, Seitel is able to obtain, for no cash, large volumes of proprietary seismic data previously not available for resale in exchange for licenses to existing Seitel data. Historically, Seitel has generated almost twice the value of purchased data through future revenue from multiple resales, while also growing its library asset base. Seitel was able to obtain $39.4 million worth of seismic data library assets during the first nine months of 2001 in exchange for licensing its own data of the same value. Through the first nine months of 2001, approximately 28% of revenue was generated through data trades. Overall, the data library asset has grown by 15% through the first nine months of 2001,” continued Mr. Frame.

        42.   In fact, Seitel’s results for the first three quarters of 2001 were materially false and misleading and presented in violation of GAAP as described in para. 46-61.

        43.   On 1/30/02, Seitel announced that Frame had been elected Chairman of Seitel’s board of directors. The release quoted Frame as follows:

          “Today’s Seitel is a completely different company than when I started here as a marketing representative in August 1984 – the company generated just under $6 million in revenue that year. When we went public in February 1985, the Company was valued at $5 million, and was essentially the same when I took over as President in 1987. Since then, through acquisitions and strategic investments, we have evolved from a small seismic provider (one of approximately 44 companies then in the business), into the owner of one of the largest seismic databases in North America – nearly 1.4 petabytes of valuable information acquired at a cost of over $800 million. Our market cap today is approximately $329 million, and our revenues for the twelve months ended September 30, 2001, were $185 million.”

        44.   On 3/12/02, Seitel announced the opening of the “Seitel Solutions Technology Center” which it termed “a virtual warehouse on your desktop.”

        45.   Then, on 4/1/02, Seitel announced a huge restatement of its 2000 and 2001 results, including a reduction of 2000 revenues from $163.8 million to $138.3 million and a conversion of its previously reported 2000 earnings of $20.4 million to a net loss of $2.5 million. It also announced that Frame and Valice would return bonus payments they had received based on the Company’s false results.

SEITEL’S FALSE FINANCIAL STATEMENTS

        46.   In order to overstate its net income and EPS during the Class Period, the defendants caused the Company to violate GAAP and SEC rules by improperly recognizing as revenue payments it received for the purchase of a license which represented funds Seitel was using to jointly obtain new seismic data and by improperly recognizing revenue from barter transactions, including situations where Seitel recognized the full amount of the contract value even before customers had accessed data.

        47.   Seitel has now admitted that its results for 2000 and 2001 were false and improperly reported and has restated the results. The restatement was enormous:

Seitel, Inc.
Earnings Per Share
[GRAPHIC OMMITTED]

        48.   Seitel reported the following financial results during the Class Period:

	6/30/00		9/30/00	12/31/00	3/31/01	6/30/01		9/30/01

Revenue	$40.1M		$44.8M	$50.5M	$49.0M	$43.4M		$48.4M
Net Income	$1.86M		$7.23M	$8.81M	$7.52m	$.77m		($5.52m	)
EPS	$0.24	*	$0.30	$0.35	$0.29	$.22	**	$.31	**

______________

*	Before effects of restructuring charge.

**	Before impairment charges.

        49.   Seitel included these results in press releases and in SEC filings, including Form 10-Qs for the interim results and a Form 10-K for the 2000 results. The SEC filings represented that the financial information was a fair statement of Seitel’s financial results and that the results were prepared in accordance with GAAP.

        50.   These representations were false and misleading as to the financial information reported, as such financial information was not prepared in conformity with GAAP, nor was the financial information “a fair presentation” of the Company’s operations due to the Company’s improper revenue recognition, causing the financial results to be presented in violation of GAAP and SEC rules.

        51.   GAAP are those principles recognized by the accounting profession as the conventions, rules and procedures necessary to define accepted accounting practice at a particular time. Regulation S-X (17 C.F.R. §210.4-01 (a)(1)) states that financial statements filed with the SEC which are not prepared in compliance with GAAP are presumed to be misleading and inaccurate. Regulation S-X requires that interim financial statements must also comply with GAAP, with the exception that interim financial statements need not include disclosure which would be duplicative of disclosures accompanying annual financial statements. 17 C.F.R. §210.10-01(a).

        52.   Moreover, pursuant to §13(b)(2) of the Exchange Act, Seitel was required to: “(A) make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer; and (B) devise and maintain a system of internal accounting control sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; [and] (ii) transactions are recorded as necessary ... to permit the preparation of financial statements in conformity with generally accepted accounting principles ....”

        53.   A major part of Seitel’s business involved licensing of seismic data. During the Class Period, Seitel would recognize revenue when customers entered into a licensing agreement to use Seitel’s data but prior to customers using the data or even selecting which data they would use. The transaction was thus not consummated at the time Seitel recognized revenue. Seitel has now changed its accounting for these licenses to recognize revenue only upon selection of data by the customer or expiration of the license, which ever occurs first. This change alone reduced previously reported revenue for 2000 and 2001 by $50 million.

        54.   In late 1999, the SEC issued Staff Accounting Bulletin (“SAB”) No. 101 – Revenue Recognition in Financial Statements. SAB No. 101 was issued in response to a 3/99 report by the Trendway Commission which indicated that over half of financial reporting frauds it had studied involved overstating revenue. SAB No. 101 was not intended to change current guidance in accounting literature and cited existing GAAP FASB Statement of Concepts No. 5, para. 84(a), (b), and (d), that “[r]evenue should not be recognized until the seller has substantially accomplished what it must do pursuant to the terms of the arrangement, which usually occurs upon delivery or performance of the services.”

        55.   SAB No. 101 also states:

    The staff believes that revenue generally is realized or realizable and earned when all of the following criteria are met:

      Persuasive evidence of an arrangement exists,
      Delivery has occurred or services have been rendered,
      The seller’s price to the buyer is fixed or determinable, and
      Collectibility is reasonably assured.

        56.   As to delivery, SAB No. 101 states:

    The staff believes that delivery generally is not considered to have occurred unless the customer has taken title and assumed the risks and rewards of ownership of the products specified in the customer’s purchase order or sales agreement. Typically this occurs when a product is delivered to the customer’s delivery site....

        57.   SAB No. 101 was to be effective in 2000. In Seitel’s 2000 Form 10-K, the Company represented that it had implemented SAB No. 101, without a material effect. In fact, Seitel’s customers had not even selected, nor accepted, what they were purportedly purchasing from Seitel at the time Seitel recognized the revenue from these transactions. Also, much of the revenue was recognized on barter transactions which were essentially exchanges of like-kind assets.

        58.   The Company also falsified its revenues by $17 million by recognizing as revenue payments it received from customers in the acquisition of data for which Seitel was also paying.

        59.   The fact that Seitel has restated its financial statements for 2000 through the 3rdQ 01 is an admission (at least as to the data acquisition revenues) that the financial statements originally issued were false and that the overstatement of revenues and income was material. Pursuant to GAAP, as set forth in Accounting Principles Board Opinion (“APB”) No. 20, the type of restatement announced by Seitel was to correct for material errors in its previously issued financial statements. See APB No. 20, para. 7-l3. The restatement of past financial statements is a disfavored method of recognizing an accounting change as it dilutes confidence by investors in the financial statements, it makes it difficult to compare financial statements and it is often difficult, if not impossible, to generate the numbers when restatement occurs. See APB No. 20, para. 14. Thus, GAAP provides that financial statements should only be restated in limited circumstances, i.e., when there is a change in the reporting entity, there is a change in accounting principles used or to correct an error in previously issued financial statements. Seitel’s restatement of data acquisition costs was not due to a change in reporting entity or a change in accounting principles, but rather, to errors in previously issued financial statements. Thus, the restatement of the data acquisition costs is an admission by Seitel that its previously issued financial results and its public statements regarding those results were false and misleading

        60.   Due to these accounting improprieties, the Company presented its financial results and statements in a manner which violated GAAP, including the following fundamental accounting principles:

                     (a)   The principle that interim financial reporting should be based upon the same accounting principles and practices used to prepare annual financial statements was violated (APB No. 28, para. 10);

                     (b)   The principle that financial reporting should provide information that is useful to present and potential investors and creditors and other users in making rational investment, credit and similar decisions was violated (FASB Statement of Concepts No. 1, para. 34);

                     (c)   The principle that financial reporting should provide information about the economic resources of an enterprise, the claims to those resources, and effects of transactions, events and circumstances that change resources and claims to those resources was violated (FASB Statement of Concepts No. 1, para.40);

                     (d)   The principle that financial reporting should provide information about how management of an enterprise has discharged its stewardship responsibility to owners (stockholders) for the use of enterprise resources entrusted to it was violated. To the extent that management offers securities of the enterprise to the public, it voluntarily accepts wider responsibilities for accountability to prospective investors and to the public in general (FASB Statement of Concepts No. 1, para. 50);

                     (e)   The principle that financial reporting should provide information about an enterprise’s financial performance during a period was violated. Investors and creditors often use information about the past to help in assessing the prospects of an enterprise. Thus, although investment and credit decisions reflect investors’ expectations about future enterprise performance, those expectations are commonly based at least partly on evaluations of past enterprise performance (FASB Statement of Concepts No. 1, para. 42);

                     (f)   The principle that financial reporting should be reliable in that it represents what it purports to represent was violated. That information should be reliable as well as relevant is a notion that is central to accounting (FASB Statement of Concepts No. 2, para. 58-59);

                     (g)   The principle of completeness, which means that nothing is left out of the information that may be necessary to insure that it validly represents underlying events and conditions was violated (FASB Statement of Concepts No. 2, para. 79); and

                     (h)   The principle that conservatism be used as a prudent reaction to uncertainty to try to ensure that uncertainties and risks inherent in business situations are adequately considered was violated. The best way to avoid injury to investors is to try to ensure that what is reported represents what it purports to represent (FASB Statement of Concepts No. 2, para. 95, 97).

        61.   Further, the undisclosed adverse information concealed by defendants during the Class Period is the type of information which, because of SEC regulations, regulations of the national stock exchanges and customary business practice, is expected by investors and securities analysts to be disclosed and is known by corporate officials and their legal and financial advisors to be the type of information which is expected to be and must be disclosed.

FIRST CLAIM

Violation of §10(b) of the Exchange Act and Rule 10b-5
Promulgated Thereunder Against All Defendants

        62.   Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein.

        63.   During the Class Period, defendants carried out a plan, scheme and course of conduct which was intended to and, throughout the Class Period, did: (i) deceive the investing public, including plaintiff and other Class members, as alleged herein; (ii) enable Seitel to meet the financial covenants of its Senior Notes and Revolving Credit Line and Seitel insiders to sell $10.2 million worth of their personally held common stock; and (iii) cause plaintiff and other members of the Class to purchase Seitel’s securities at artificially inflated prices. In furtherance of this unlawful scheme, plan and course of conduct, defendants, and each of them, took the actions set forth herein.

        64.   Defendants (a) employed devices, schemes, and artifices to defraud; (b) made untrue statements of material fact and/or omitted to state material facts necessary to make the statements not misleading; and (c) engaged in acts, practices, and a course of business which operated as a fraud and deceit upon the purchasers of the Company’s securities in an effort to maintain artificially high market prices for Seitel’s securities in violation of § 10(b) of the Exchange Act and Rule 10b-5. All defendants are sued either as primary participants in the wrongful and illegal conduct charged herein or as controlling persons as alleged below.

        65.   Defendants, individually and in concert, directly and indirectly, by the use, means or instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct to conceal adverse material information about the business, operations and future prospects of Seitel as specified herein.

        66.   These defendants employed devices, schemes and artifices to defraud, while in possession of material adverse non-public information and engaged in acts, practices, and a course of conduct as alleged herein in an effort to assure investors of Seitel’s value and performance and continued substantial growth, which included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made about Seitel and its business operations and future prospects in the light of the circumstances under which they were made, not misleading, as set forth more particularly herein, and engaged in transactions, practices and a course of business which operated as a fraud and deceit upon the purchasers of Seitel securities during the Class Period.

        67.   Each of the Individual Defendants’ primary liability, and controlling person liability, arises from the following facts: (i) the Individual Defendants were high-level executives and/or directors at the Company during the Class Period and members of the Company’s management team or had control thereof; (ii) each of these defendants, by virtue of his/her responsibilities and activities as a senior officer and/or director of the Company was privy to and participated in the creation, development and reporting of the Company’s internal budgets, plans, projections and/or reports; (iii) each of these defendants enjoyed significant personal contact and familiarity with the other defendants and was advised of and had access to other members of the Company’s management team, internal reports and other data and information about the Company’s finances, operations, and sales at all relevant times; and (iv) each of these defendants was aware of the Company’s dissemination of information to the investing public which they knew or recklessly disregarded was materially false and misleading.

        68.   The defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though such facts were available to them. Such defendants’ material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing Seitel’s operating condition and future business prospects from the investing public and supporting the artificially inflated price of its securities. As demonstrated by defendants’ overstatements and misstatements of the Company’s business, operations and earnings throughout the Class Period, defendants, if they did not have actual knowledge of the misrepresentations and omissions alleged, were reckless in failing to obtain such knowledge by deliberately refraining from taking those steps necessary to discover whether those statements were false or misleading.

        69.   As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the market prices of Seitel securities were artificially inflated during the Class Period. In ignorance of the fact that market prices of Seitel’s publicly traded securities were artificially inflated, and relying directly or indirectly on the false and misleading statements made by defendants, or upon the integrity of the market in which the securities trade, and/or on the absence of material adverse information that was known to or recklessly disregarded by defendants but not disclosed in public statements by defendants during the Class Period, plaintiff and the other members of the Class acquired Seitel securities during the Class Period at artificially high prices and were damaged thereby.

        70.   At the time of said misrepresentations and omissions, plaintiff and other members of the Class were ignorant of their falsity, and believed them to be true. Had plaintiff and the other members of the Class and the marketplace known the truth regarding the problems that Seitel was experiencing, which were not disclosed by defendants, plaintiff and other members of the Class would not have purchased or otherwise acquired their Seitel securities, or, if they had acquired such securities during the Class Period, they would not have done so at the artificially inflated prices which they paid.

        71.   By virtue of the foregoing, defendants have violated § 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder.

        72.   As a direct and proximate result of defendants’ wrongful conduct, plaintiff and the other members of the Class suffered damages in connection with their respective purchases and sales of the Company’s securities during the Class Period.

SECOND CLAIM

Violation of §20(a) of the Exchange Act
Against All Defendants

        73.   Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein.

        74.   The Individual Defendants acted as controlling persons of Seitel within the meaning of §20(a) of the Exchange Act as alleged herein. By virtue of their high-level positions, and their ownership and contractual rights, participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false financial statements filed by the Company with the SEC and disseminated to the investing public, the Individual Defendants had the power to influence and control and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the various statements which plaintiff contends are false and misleading. The Individual Defendants were provided with or had unlimited access to copies of the Company’s reports, press releases, public filings and other statements alleged by plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. Seitel controlled the Individual Defendants and all of its employees.

        75.   In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same.

        76.   As set forth above, Seitel and the Individual Defendants each violated §10(b) and Rule 10b-5 by their acts and omissions as alleged in this Complaint. By virtue of their positions as controlling persons, the defendants are liable pursuant to §20(a) of the Exchange Act. As a direct and proximate result of defendants’ wrongful conduct, plaintiff and other members of the Class suffered damages in connection with their purchases of the Company’s securities during the Class Period.

PRAYER FOR RELIEF

        WHEREFORE, plaintiff prays for relief and judgment, as follows:

        A.   Determining that this action is a proper class action under Rule 23 of the Federal Rules of Civil Procedure;

        B.   Awarding compensatory damages in favor of plaintiff and the other Class members against all defendants, jointly and severally, for all damages sustained as a result of defendants’ wrongdoing, in an amount to be proven at trial, including interest thereon;

        C.   Awarding plaintiff and the Class their reasonable costs and expenses incurred in this action, including counsel fees and expert fees; and

        D.   Such other equitable/injunctive or further relief as the Court may deem just and proper.

JURY DEMAND

        Plaintiff hereby demands a trial by jury.

DATED: May 13, 2002	Respectfully submitted,
/s/ ROGER B. GREENBERG

ROGER B. GREENBERG
Federal I.D. No. 3932
State Bar No. 08390000
SCHWARTZ, JUNELL, CAMPBELL
  & OATHOUT, LLP
Two Houston Center
909 Fannin, Suite 2000
Houston, TX 77010
Telephone: 713/752-0017
713/752-0327 (fax)

FEDERMAN & SHERWOOD
WILLIAM B. FEDERMAN
Federal I.D. No. 21540
State Bar No. 00794935
2926 Maple Avenue, Suite 200
Dallas, TX 75201
Telephone: 214/696-1100
214/740-01121 (fax)

Attorneys in Charge

Of Counsel:

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH
DARREN J. ROBBINS
401 B Street, Suite 1700
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

HOLZER & HOLZER
COREY D. HOLZER
6135 Barfield Road, Suite 102
Atlanta, GA 30328
Telephone: 404/847-0085
404/847-0036 (fax)

LAW OFFICES OF BRIAN M. FELGOISE
BRIAN M. FELGOISE
230 South Broad Street, Suite 404
Philadelphia, PA 19102
Telephone: 215/735-6810
215/735-5185 (fax)

EXHIBIT

CERTIFICATION OF NAMED PLAINTIFF UNDER
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

        I, Ian H. Campbell, declare as follows with respect to claims under the federal securities laws alleged in the Complaint:

        1.   I seek to join as one of the plaintiffs named in the foregoing complaint (“the Complaint”),

        2.   I have reviewed the Complaint and have authorized my joinder.

        3.   I did not purchase stock in Seitel,Inc. (“SEI”) at the direction of my counsel or in order to participate in any private securities action.

        4.   I am willing to serve as a representative party on behalf of the class, including providing testimony at depositions and trial, if necessary.

        5.   The following sets forth all of my transactions during the class period in SET stock:

PURCHASE OR SALE	NO. OF SHARES	PRICE PER SHARE	DATE
PURCHASE	200	$11.55	11/16/01

        6.   The following sets forth all federal securities actions filed during the past three years in which I have served or sought to serve as a representative party on behalf of a class:

        7.   I will not accept any payment for serving as a representative party as behalf of the class beyond my pro rata share of any recovery to the class, plus reasonable costs and expenses (including lost wages) directly relating to the representation of the class, except as approved by the Court.

                     I declare under penalty of parjury that the foregoing is true and correct,

5/8/02	/s/ Ian H. Campbell

Date	Ian H. Campbell

Name:	Ian H. Campbell
Address:	2232 Gordon Rd.
City/State:	Moreland GA 30254
County:	USA